Exhibit 10.12

EXECUTIVE

SEVERANCE AGREEMENT

THIS EXECUTIVE SEVERANCE AGREEMENT (this "Agreement")

is made and entered into as of the , by and between

Tripos, Inc., a Utah corporation (hereinafter referred to as the "Company"),

and (hereinafter referred to as the "Executive").

WITNESSETH

WHEREAS, the Executive is and has been employed by the Company in an executive capacity;

WHEREAS, the Company desires to have the benefit of the Executive's efforts and services;

WHEREAS, the company recognizes that circumstances may arise in which a change in the control of the Company through acquisition or otherwise may occur thereby causing increased uncertainty of continued employment of the Executive without regard to the Executive's competence or past contributions,

WHEREAS, such uncertainties may result in the loss of valuable services of the Executive to the detriment of the Company and is shareholders;

WHEREAS, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with Company;

WHEREAS, both the Company and the Executive are desirous that a proposal for change in operation for the Company will be considered by the Executive objectively and with reference only to the business interests of the Company and its shareholders; and

WHEREAS, the Executive will be in a better position to consider the best interests of the Company if the Executive is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which may result.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1. DEFINITIONS

Whenever used in this agreement, the following terms shall have the meanings set forth below:

(a) "Accrued Benefits" shall mean the amount payable not later than ten (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

(i) All salary earned or accrued through the Termination Date;

(ii) Reimbursement for any and all monies in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

(iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

(iv) The full amount of any stated bonus payable to the Executive with respect to the year in which termination occurs; and

(v) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

(b) "Board" shall mean the Board of Directors of the Company;

(c) "Cause" shall mean any of the following:

(i) The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

(ii) Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

(iii) Neglect or refusal by the Executive to perform the Executive duties or responsibilities (unless significantly changed without the

Executive's consent); or

(iv) A significant violation by the Executive of the Company's established policies and procedures;

Notwithstanding the foregoing, Cause shall not exist under Sections 1(c) (iii) and

(iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

(d) "Change of Control" shall mean a change in ownership or managerial control of the stock, assets or business of the Company as determined by the Board or in any event resulting from one or more of the following circumstances:

i) The Company executes a definitive agreement to merge or consolidate with or into another corporation in which the Company is not the surviving corporation and the Common stock of the Company is converted into or exchanged for stock or securities of any other corporation, cash, or any other thing of value;

(ii) The Company executes a definitive agreement to sell or otherwise dispose of substantially all its assets;

iii) The Company undergoes a change of control of the nature required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "1934 act") as amended;

iv) a public announcement that more than thirty percent (30%) of the

Company's then outstanding voting stock has been acquired by any person or group; or

v) A change is made in the membership of the Board of the Company resulting in a membership of which less than a majority were also members of the Board on the date two years prior to such change, unless the election or the nomination for election by the stockholders of the Company, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors on the date two years prior to such change.

A "Change of Control" shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur.

(e) "Change of Control Period" shall mean the period commencing on the date a Change of Control occurs and ending on the second anniversary of such Change of Control;

(f) "Disability" shall mean a physical or mental condition whereby the

Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement;

(g) "Notice of Termination" shall mean the notice described in Section 9 herein;

(h) "Termination Date" shall mean:

(i) The Executive's date of death;

(ii) Thirty (30) days after the delivery of a Notice of Termination terminating the Executive's employment on account of Disability pursuant to Section 3 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

(iii) Thirty (30) days after the delivery of a Notice of Termination if the

Executive's employment is terminated by the Executive voluntarily; and

(iv) Thirty (30) days after the delivery of a Notice of Termination if the

Executive's employment is terminated by the Company for any reason other than death or Disability;

(i) "Termination Payment" shall mean the payment described in Section 7 herein;

2. TERMINATION AS A RESULT OF DEATH.

The Executive's employment shall terminate on the Executive's date of death and the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse, shall be entitled to the Executive's Accrued Benefits as of the Termination Date, but shall not be entitled to any Termination Payment.

3. TERMINATION FOR DISABILITY.

If the Executive's employment is terminated as a result of Executive's Disability, the Executive shall be entitled to receive his Accrued Benefits and such other (if any) benefits set forth in the Company's policies and practices, but shall not be entitled to any Termination Payment.

4. TERMINATION FOR CAUSE.

If the Executive's employment with the Company is terminated by the Company for Cause, the Executive shall be entitled to receive the Executive's Accrued Benefits as of the Termination Date, but shall not be entitled to receipt of any Termination Payment.

5. OTHER TERMINATION BY COMPANY.

If, at anytime during a Change of Control Period, the Executive's employment with the Company is terminated by the Company other than by reason of death, Disability or Cause, Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the Executive's Accrued Benefits and shall also receive the Termination payment described herein. The Executive shall not, in connection with any consideration receivable in accordance with this Section 5 be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. In the event the Executive's employment with the Company is terminated by the Company other than during a Change of Control Period, Executive shall receive the applicable Accrued benefits, but shall not be entitled to any Termination Payment.

6. VOLUNTARY TERMINATION BY EXECUTIVE.

The Executive shall have the right at any time to terminate his employment with the Company according to the Company's normal policies and procedures. In the event Executive voluntarily terminates employment for any reason during any Change of Control Period, Executive (or in the event of the Executive's death following the Termination Date, the Executive's surviving spouse or the Executive's estate if the Executive dies without a surviving spouse) shall receive the Executive's Accrued Benefits and shall also receive the Termination Payment described herein. The Executive shall not, in connection with any consideration receivable in accordance with this Section 6 be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason. In the event the Executive's employment with the Company is terminated by the Executive other than during a Change of Control Period, Executive shall receive the applicable Accrued Benefits, but shall not be entitled to any Termination Payment.

7. TERMINATION OF PAYMENT.

The Termination Payment payable to Executive shall be equal to one hundred percent (100%) of the Executive's then current year's base salary, plus one hundred percent (100%) of the amount, if any of the prior year's bonus.

8. WITHHOLDING

The Company shall be entitled to withhold from amounts to be paid to Executive under this Agreement any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold in connection with this Agreement or in connection with any plan or arrangement in which Executive is a participant. Executive shall also be required to pay to the Company such amount of cash as shall be necessary to satisfy such withholding or other taxes or charges to the extent that the amounts to be paid to Executive under this Agreement are insufficient therefore. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

9. TERMINATION NOTICE AND PROCEDURE.

Any termination by the Company or the Executive of the Executive's employment shall be communicated by written Notice of Termination to the Executive if such Notice of Termination is delivered by the Company and to the Company if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

(a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

(b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

10. NO RIGHT TO EMPLOYMENT.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Executive's employment at any time, nor confer upon the Executive any right to continue in the employ of the Company.

11. ARBITRATION.

All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in St. Louis, Missouri in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise. The Company shall pay the costs of any such arbitration. The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

12. ATTORNEYS' FEES.

In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

13. SUCCESSORS.

This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Executive's death, all amounts payable to the Executive under this Agreement shall be paid to the Executive's surviving spouse, or the Executive's estate if the Executive dies without a surviving spouse. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

14. ENFORCEMENT.

The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

15. AMENDMENT OR TERMINATION

This Agreement may not be amended or terminated during its term as specified above except by written instrument executed by the Company and the Executive.

16. ENTIRE AGREEMENT.

This Agreement, in conjunction with the Executive's rights under any general employee benefit program, sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

17. GOVERNING LAW

This Agreement and the Executive's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws.

18. NOTICE.

Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

Tripos, Inc.

1699 South Hanley Road

St. Louis, Missouri 63144

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the Executive shall have given to the Company.

19. NO WAIVER.

No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

20. HEADINGS.

The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

21. COUNTERPARTS.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, on the date and year first above written.

TRIPOS, INC.

By

Its President and CEO

EXECUTIVE